REGISTRATION NO:

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ROTOBLOCK CORPORATION
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Nevada                      3621                 20-08987999
--------------------------    -------------------------  ------------
(State or other jurisdiction (Primary Standard          (IRS Employer
 of incorporation or )        Industrial Classification  Identification
 jurisdiction                 Code Number)               Number)

                        1715 Cook Street, Suite 205
                      Vancouver, BC, Canada  V5Y 3J6
                              (604) 872-1234
------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         Peter Scholl, President
                       1715 Cook Street, Suite 205
                      Vancouver, BC, Canada  V5Y 3J6
                              (604) 872-1234
   --------------------------------------------------------------------
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------
Title of          Number       Proposed     Proposed
each Class        of           Offering     Maximum       Amount of
of Securities     Shares       Price        Aggregate     Registration
to be             to be        per Unit     Offering      Fee (1)
Registered        Registered   (3)          Amount(2)
-----------------------------------------------------------------------
Common Stock     10,000,000   $ .05       $  500,000     $    63.35

Common Stock
Underlying
Warrants          5,000,000   $ .50       $2,500,000     $   316.75
-----------------------------------------------------------------------
(1)  Registration fee has been paid via Fedwire.

(2) This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.002 per share in a reverse take-over transaction.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

                                PROSPECTUS
                          ROTOBLOCK CORPORATION
                     10,0000,000 Units of Common Stock
                              $.05 Per Unit

This is the initial offering of Common stock of Rotoblock Corporation and no public market currently exists for the securities being offered.
Rotoblock Corporation is offering for sale a total of 10,000,000 Units of its Common Stock. Each Unit consists of one share of Common Stock and one-half Common Stock Purchase Warrant. Each one whole Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.50 per Share for a period of two years from the date of this offering. The offering is being conducted on a "self-underwritten", best efforts basis, which means our officers and directors will attempt to sell the Units. The Units will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the date of this prospectus. There is no minimum number of shares required to be purchased. See the Plan of Distribution section on page 12.

Rotoblock Corporation is a development stage, start up company, and any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Before investing, you should carefully read this prospectus and, particularly, the Risk Factors section, beginning on page 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.
-------------------------------------------------------------------------
                         Public     Underwriting      Proceeds to
                        Offering     or Sales         Rotoblock
                         Price      Commissions       Corporation
------------------------------------------------------------------------
Common Stock            $.05        $     0           $   500,000
Common Stock
  Underlying the
  Warrants              $.50        $     0           $ 2,500,000
------------------------------------------------------------------------
(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

(2) We will establish an escrow account and all proceeds will be deposited into said account until such time as the total amount of the offering is and all Units are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the Units before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. See the Use of Proceeds and Plan of Distribution-Terms of the Offering sections on pages 10 and 12, respectively.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated          , 2004

                            TABLE  OF  CONTENTS

                                                                   Page  No.

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     General Information about Our Company. . . . . . . . . . . . . . . . .5
     Our Business Strategy  . . . . . . . . . . . . . . . . . . . . . . . .5
     The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
RISKS ASSOCIATED WITH OUR COMPANY:. . . . . . . . . . . . . . . . .  . . . 6
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . . . . . . . . . .    9
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . .  11
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . . . . . . . . . . .  11
PLAN OF DISTRIBUTION  . . . . . . . . . . .. . . . . . . . . . . . . . .  12
     Offering Will be Sold by Our Officers and Directors . . . . . . . .  12
     Terms of the Offering . . . . . . . . . . . . . . . . . . . . . . . .12
     Escrow of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     Procedures for Subscribing . . . . . . . . . . . . . . . . . . . . . 13
     Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . . . . 13
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. . . . . . . 13
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . .14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . .15
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . 16
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
DESCRIPTION OF OUR BUSINESS. . . . . . . . . . . . . . . . . . . . . . .  17
     General Information . . . . . . . . . . . . . . . . . . . . . . . .  17
     Acquisition of Patented Rights and Technology . . . . . . . . . . .  17
     The Oscillating Piston Engine Technology . . . . . . . . . . . . . . 18
     Simplicity of Design, Assembly and Repair . . . . . . . . . . . . . .19
     Versatility of Use . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Environmental Impact . . . . . . . . . . . . . . . . . . . . . . . . 20
     Competitive Advantages . . . . . . . . . . . . . . . . . . . . . . . 20
     Research, Development and Testing Since Acquisition. . . . . . . . . 20
     Implementation of Business Plan/Milestones . . . . . . . . . . . . . 21
     Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . . . 23
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     Marketing of Technology and/or Rights . . . . . . . . . . . . . . . .24
     Government and Industry Regulation . . . . . . . . . . . . . . . . . 25
     Employees and Employment Agreements . . . . . . . . . . . . . . . .  25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION. . . . . . .    26
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . 29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . .29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . . . . . 29
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . . . . .  31
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 31
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  31
PART II. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


                             ROTOBLOCK CORPORATION
                            1715 Cook Street, Suite 205
                           Vancouver, B.C.,Canada  V5Y 3J6

                              SUMMARY OF PROSPECTUS
                              =====================
You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," and "Rotoblock" are to Rotoblock Corporation.

General Information about Our Company
-------------------------------------
Rotoblock Corporation was incorporated in the State of Nevada on March 22, 2004. We were formed to develop and market a new type of patented oscillating piston engine. The oscillating piston engine (OPE) weighs only a fraction of a conventional engine and requires no valves or valve train, nor a cumbersome water cooling system. We have acquired the prototype engine and rights to the patents from the inventor and engineering team and are in the process of testing and improving on the current patented design. We are currently in the development stage and have not yet generated any revenues and have sustained a net loss of $108,581 since inception.

Our offices and testing laboratory are currently located at 1715 Cook Street, Suite 205 in Vancouver, B.C., Canada; however, as our business grows, we will seek to expand to larger offices, preferably in the same building if space is available at competitive market rental rates when we are ready to expand. Our fiscal year end is April 30.

Our Business Strategy
---------------------
We seek growth by continuing the development and testing of our technology in order to allow us to market the technology/final product for commercial manufacture. The major components of our strategy are set forth below.

-     complete development and testing of the OPE

- attend trade shows and advertise the new technology in trade journals to generate interest in the finished technology/product.

- provide a reliable, efficient alternative to the current small engine technologies available in the market

-     License or sell technology in whole or in part

- provide continuing service and support to any licensees or manufacturers of the technology/product

-     wisely and efficiently manage our capital expenditures

The Offering
------------
Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered             10,000,000 Units - Each Unit consists
                                     of one share of Common Stock and one-
                                     half Common Stock Purchase Warrant

Offering Price per Unit              $.05

Offering Period                      The Units are being offered for a
                                     period not to exceed 180 days, unless
                                     extended by our Board of Directors for
                                     an additional 90 days.

Net Proceeds to Our Company          $  500,000 (Total Offering Proceeds)
                                     $2,500,000 (Assuming exercise of all
                                     Warrants, of which there is no
                                     assurance)

Use of Proceeds                      We intend to use the proceeds to pay
                                     for offering expenses and to implement
                                     and expand our business operations.

Number of Shares of Common Stock
Outstanding Before the Offering      15,000,000

Number of Shares of Common Stock
Outstanding After the Offering       25,000,000

Number of Shares of Common Stock
Outstanding After the Offering
Assuming Exercise of All Warrants
(of which there is no guarantee)     30,000,000


                              RISK  FACTORS
                              =============
An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase the Units. Following are what we believe are all of the material risks involved if you decide to purchase Units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
==================================
We are a development stage company, have generated no revenues and lack an operating history.
------------------------------------------------------------------------------
Our company was incorporated in March 2004 and we have not yet fully commenced our proposed business operations or realized any revenues. We have only a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into our highly competitive industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain licensees and/or customers for our technology and/or products, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing any revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could have a material adverse effect on our business, financial condition and results of operations. See the Description of Our Business section on page 17.

We are totally dependent upon the proceeds of this offering to implement our proposed business plans.
-----------------------------------------------------------------------------
Our only assets are the concept, business plan, proprietary rights and some primary development of a prototype to date. The only cash we have available is the cash paid by our founders for the acquisition of their shares and a loan we have secured from an unrelated third party for development and operating costs, which we intend to repay from the proceeds of this offering. We estimate our total expenses for the year following completion of this offering will be approximately $500,000, which are the total proceeds from this offering. The proceeds will allow us to repay the loan which will allow us to implement our business plans, develop and test our prototype, and begin some marketing programs to license our proprietary technology. See the Use of Proceeds and Description of Our Business sections on pages 10 and 17, respectively.

We do not have any additional source of funding for our business plan and may be unable to find any such funding if and when needed.
-------------------------------------------------------------------------
Other than the securities offered by this prospectus and the initial loan from an unrelated third party, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of common stock of our stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital;
3.   bring in additional capital that may result in a change of control; or
4. identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. There can no assurances that the capital raised in this offering will be sufficient to fully fund our business plans or that we will be profitable as a result and therefore, you could lose your investment. Our failure to raise sufficient capital or find additional funding could have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock. See the Dilution and Description of Our Business sections, on pages 11 and 17, respectively.

We cannot predict when or if we will produce revenues.
-----------------------------------------------------
Currently, we are not yet conducting any business operations, but rather, expect to be in the development stage for several more months. In order for us to begin our marketing plans and realize revenues, we must raise our initial capital though this offering. The timing of the completion of the milestones needed to commence operations, complete the development and testing of our prototype and generate revenues from licensing of our technology is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business once we do commence operations. As a result, you may lose all of your investment. Failure to generate sufficient revenues would have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock. . See the Description of Our Business section on page 17.

We may be delayed in or unable to comply with government, environmental and other laws, rules and regulation related to our business operations which would severely impact our business plans and possible revenues.
-----------------------------------------------------------------------------
Our development and licensing operations may be subject to laws, rules and regulations, including environmental and health regulations. Various governmental permits may be required prior to our ability to license our final technology and we are not assured of receiving such permits as and when we need them for our operations, if at all. In addition, existing, as well as future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the marketing of our technology and/ or product. The extent to which future legislation and/or regulations might affect our operations cannot be predicted. There is no assurance environmental, health or safety standards more stringent than those presently in effect will not be enacted, which could adversely affect our proposed business plans. See the Description of Our Business section on page 17.

We must be able to attract and retain key personnel.
----------------------------------------------------
Our continued business operations will be highly dependent upon our ability to attract and maintain key employees and management personnel. In particular, we will require the services of a combustion engine engineer almost immediately upon completion of this offering and full commencement of the further development and testing of our prototype. The process of hiring employees with the combination of skills and attributes required to carry out our business plan is extremely competitive and time-consuming. We cannot guarantee that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. The loss of the services of key personnel, or the inability to attract qualified personnel, could materially adversely affect our business, financial condition and results of operations. See the Directors, Executive Officers, Promoters and Control Persons and Description of Our Business sections on pages 13 and 17, respectively.

The small engine industry is highly competitive and our technology may not be well received or successful.
-----------------------------------------------------------------------------
The small engine industry is highly competitive with respect to technology, performance, quality and availability of service/parts. There are numerous well-established competitors, including national, regional and local small engine manufacturers and distributors who have substantially greater financial, marketing, personnel and other resources than our company. There can be no assurance that we will be able to respond to various competitive factors affecting our industry and technology.. The need for small engine equipment is also generally affected by changes in consumer preferences, national, regional and local economic and environmental regulations and demographic trends. See the Description of Our Business section on page 17.

We may be unable to protect the proprietary rights to our technologies, patents and intellectual property, which may hamper our ability to license and/or sell the manufacturing rights to our technology, thereby impacting our inability to earn revenues and become profitable.
-----------------------------------------------------------------------------
Our success and ability to compete will depend in part on the protection of the patents to the technology. We rely on patent and copyright laws to protect the intellectual property that was developed and have an option to acquire several patents on the technology. However, such laws may provide insufficient protection. Moreover, other companies may develop products that are similar or superior to our or may copy or otherwise obtain and use our proprietary information without our authorization. If a third party were to violate one or more of the patents, we may not have the resources to bring suit or otherwise protect the intellectual property underlying the patent. In the event of such a violation or if a third party appropriated any of our unpatented technology, such party may develop and market technology and/or products which we intend to develop and/or market. We would lose any revenues, which we would otherwise have received from the sale or licensing of that technology or those products. This could prevent our ever making a profit on any licensing and/or sale of our technology based upon the misappropriated technology.

Policing unauthorized use of our patents, proprietary and other intellectual property rights could entail significant expense and could be difficult or impossible. In addition, third parties may bring claims of copyright or trademark infringement against us or claim that certain of our processes or features violate a patent, that we have misappropriated their technology or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, and/or require us to enter into costly royalty and/or licensing arrangements to prevent further infringement, any of which could increase our operating expenses and thus prevent us from becoming profitable.

Our competitive position also depends upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets. If this occurs, our competitors may use our processes or techniques to develop competing products and bring them to market ahead of us. This could prevent us from becoming profitable.

We may rely on certain intellectual property licensed from third parties, and may be required to license additional products or services in the future, in order to move forward with our business plan. These third party licenses may be unavailable on acceptable terms, when needed or at all. An inability to enter into and maintain any of these licenses could prevent us from developing or marketing products based upon the underlying technology which could prevent us from earning revenues on these products or from becoming profitable. See the Description of Our Business section on page 17.

RISKS  ASSOCIATED  WITH  THIS  OFFERING:
========================================
Buying low-priced penny stocks is very risky and speculative.
-----------------------------------------------------------------
The shares of common stock being offered underlying the Units and Warrants being offering herein are defined as penny stocks under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares underlying the Units and/or Warrants you may purchase in this offering in the public markets. See the Plan of Distribution section on page 12.

We are selling this offering without an underwriter and may be unable to sell any Units.
------------------------------------------------------------------------
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell any Units; we intend to sell them through our officers and directors, who will receive no commissions. We intent to hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the Units; however, there is no guarantee that we will be able to sell any of the Units. In the event we are unable to sell all of the Units in this offering, we will be forced to reduce or abandon our proposed business operations until such time as additional monies can be obtained, either through loans or financings. See the Plan of Distribution section on page 12.

Our common stock currently has no trading market and there is no guarantee a trading market will ever develop for our securities.
--------------------------------------------------------------------------
There is presently no demand for our common stock. There is presently no public market for the securities being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares in the Units you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares of common stock without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares of common stock in our company, resulting in an inability to realize any value from your purchase of any Units in this offering. See the Plan of Distribution section on page 12.

You will incur immediate and substantial dilution of the price you pay for your shares.
--------------------------------------------------------------------------
Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares of common stock in the Units you purchase in this offering. Accordingly, any investment you make in these Units will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $.05 you pay for them to .017 per share immediately after the offering. See the Dilution of the Price You Pay For Your Shares section on page 11.

                            USE OF PROCEEDS
                            ===============
We have estimated the net proceeds from this offering to be $500,000, assuming all Units are sold, which we can't guarantee. We expect to disburse the proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:

Proceeds of the Offering                          $ 500,000
  Less: Offering Expenses                             5,000
                                                  ---------
Total Proceeds to Us                              $ 495,000 (1)





                                10


Rent and Utilities                                $  18,000
Wages and Salaries                                   45,000
Repayment of Loans                                  150,000
Consultants                                          20,000
Payment for Patents Rights                          108,000
Legal and Accounting                                  5,000
Furniture and Equipment                               5,000
Administration and Office Expense                     5,000
Travel                                                5,000
Modeling, Machining, Processing and Testing          70,000
Research Materials                                    2,000
Manufacturing/Engineering Equipment                  32,000
Materials and Components                             23,000
Maintenance Costs                                     2,000
Working Capital                                       5,000
                                                   --------
Total Net Proceeds                                $ 495,000
                                                  =========

(1) On March 30, 2004, we entered into a Loan Agreement with Mint International Limited, an unrelated third party (hereafter "Mint"), whereby Mint agreed to advance us a bridge loan of up to $500,000 to fund our business operations until such time as we vmplete this offering. The loan is secured by all of our assets, bears no interest and is payable on demand. o date, we have drawn a total of $150,000 from the bridge loan. We have expended approximately $60,000 of this amount in our research, development and testing efforts and expect to repay all advances out of the proceeds of this offering. As a result, the estimated Use of Proceeds above will be adjusted to reflect repayment of funds from the Loan Agreement and the amounts expended in the categories above will be adjusted for the amounts already expended from loan proceeds.


                   DETERMINATION OF OFFERING PRICE
                   -------------------------------
The offering price of the Units has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.
In determining the number of shares to be offered underlying the Units and Warrants, and the offering prices, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indicationof the actual value of our securities.


             DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
             =============================================

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Units being offered. Dilution of the value of the shares within the Units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2004, the net tangible book value of the shares of common stock issued and outstanding was ($71,835) or approximately ($.005) per share, based upon 15,000,000 shares outstanding.

The following table illustrates the per share dilution to new investors and increase in net tangible book value to current stockholders, assuming sale of all Units being offered, and does not give any effect to the results of any operations subsequent to April 30, 2004 or the date of this registration statement:

Public Offering Price per Unit                      $   .05

Net Tangible Book Value prior to this Offering      $  (.005)

Net Tangible Book Value After Offering              $   .017

Immediate Dilution per Share to New Investors       $   .033

Immediate Increase per Share to Current Stockholder $   .022

The following table summarizes the number and percentage of Units purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering:

                                                       Total
               Price       Number of     Percent of    Consideration
               Per Share   Shares Held   Ownership     Paid
               ---------   -----------   ----------    --------
Existing
Stockholders   $ .002      15,000,000       60%       $  38,664

Investors in
This Offering  $  .05      10,000,000       40%       $ 500,000


                         PLAN OF DISTRIBUTION
                         --------------------
Offering Will be Sold by Our Officers and Directors
---------------------------------------------------
This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the Units directly to the public, with no commission or other remuneration payable to them for any Units they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Units with a broker or dealer.

The officers and directors will not purchase any Units in this offering.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration provisions, as set forth in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering
---------------------
The Units will be sold at the fixed price of $.05 per Unit until the completion of this offering. There is no minimum amount of subscription required.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

Escrow of Funds
---------------
All monies collected for subscriptions will be held in a separate escrow account until all Units are sold and $500,000 has been received. At that time, the funds will be released to us for use in the implementation of our business plans. In the event the total offering amount is not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures for Subscribing
--------------------------
If you decide to subscribe for any Units in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Rotoblock Corporation.

Exercise of Warrants
--------------------
Each Unit consists of one share of Common Stock and one-half Common Stock Purchase Warrant. Each one whole Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.50 per Share for a period of two years from the date of this offering. We intend to complete and enter into a Warrant Agreement with Holladay Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the Common Stock underlying the warrants upon surrender and payment of the exercise price to us by any holders.

                         LEGAL  PROCEEDINGS
                         ==================
We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
         ============================================================
Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The name, address, age and position of our officers and directors is set forth below:

Name and Address (1)         Age            Position(s)
-----------------            ---            -----------
Peter H. Scholl              58             President, CEO
1715 Cook Street, Suite 205                 and Director
Vancouver, BC, Canada  V5Y 3J6

Howard Gelfand               42             Secretary, Treasurer
4930 Horstman Lane                          CFO and Director
Whistler, BC, Canada V0N 1B4

The persons named above have held their offices/positions since inception of and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

Background Information about Our Officers and Directors
-------------------------------------------------------
Peter H. Scholl has been our President, Chief Executive Officer, Treasurer, Chief Financial Officer and a Director of our company since inception. From January 2003 to August 2003, he was self-employed and developing the Oscillating Piston Engine, subject of our business and patent rights. From March 2001 to January 2003, he was the President of Unimont Development Inc., a residential high-rise development in Penticton, B.C., Canada. From March 1998 to March 2001, he was an Industrial Consultant on contract with Travis AG in Zurich, Switzerland. Mr. Scholl was licensed as a Precision Machinist in Switzerland in 1966. He earned a Bachelor's Degree in Mechanical Engineering from the Institute of Technology in Biel, Switzerland in 1970. He completed his post-graduate studies at the University of Alberta, Canada in 1976 and earned a Degree in Management Development. Mr. Scholl devotes full time to our business operations.

Howard Gelfand has been the Secretary and a Director of our company since inception. Since March 2003, he has also been the Secretary, Treasurer, Chief Financial Officer and a Director of Bliss Essentials, a publicly traded Nevada corporation (OTCBB:BLSE), which is producing and selling handmade, natural herbal soaps.. From 1978 to the present, he has also been a part-time parimutual teller for the Racing Association in Vancouver, B.C.,Canada. From July to December 2000, he was President and a Director of Fortune Gaming.com, a publicly-traded Nevada corporation, which operates an online gaming website based in Vancouver, B.C., Canada. Mr. Gelfand devotes approximately 5-10 hours per week to our business operations.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Code of Ethics
--------------
At this time, we have not adopted a formal Code of Ethics that applies to the Chief Executive Officer and Chief Financial Officer. We expect to adopt a formal Code of Ethics sometime during the current year. We have, however, followed an informal Code of Ethics requiring Board of Director approval of any material transaction involving our Chief Executive Officer and/or Chief Financial Officer. We believe this procedure reasonably deters material wrongdoing and promotes honest and ethical conduct from our executive officers.

                           EXECUTIVE COMPENSATION
                           ----------------------
Peter H. Scholl, President and CEO, has been compensated since inception at the rate of $39,000 US per year and Howard Gelfand, Secretary, Treasurer and CFO receives $15,800 US per year. All unpaid compensation has been accrued in our accounts payable. In addition, our officers and directors are compensated for any out-of-pocket expenses they incur on our behalf.

------------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------
                               Annual Compensation     Long-Term Comp.
                                             Other    Awards    Payouts
Name and                                     Annual
Position(s)             Year   Salary  Bonus  Comp.
------------------------------------------------------------------------
Peter Scholl            2004  $39,000 $3,250   None      None      None
President, CEO,
and Director

Howard Gelfand,         2004  $15,800 $1,833   None      None      None
Secretary, Treasurer,
CFO and Director
------------------------------------------------------------------------

Employment Agreements
---------------------
The officers and directors are not currently party to any employment agreements and we do not presently have any pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, it may adopt such plans in the future. There are presently no personal benefits available to directors, officers or employees.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        ==============================================================

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all Units in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address . . . .  No. of      No. of          Percentage
Beneficial . . . . . . .  Shares      Shares         of Ownership
Owner    . . . . . . . .  Before      After       Before       After
                          Offering    Offering    Offering    Offering
-----------------------   ---------   -----------------------------------
Peter H. Scholl           5,365,567   5,365,567    35.7%        21.4%
1715 Cook Street, #205
Vancouver, BC
Canada  V5Y 3J6

Wilfred L. Chipman        5,365,567   5,365,567    35.7%        21.4%
304-1345 W. 4th Ave.
Vancouver, BC
Canada  V6H 3Y8

Lance Waymen              1,375,785   1,375,785     9.0%         5.5%
5120 Windsor St.
Vancouver,BC
Canada V52 3H8

                                    15


Jeane Manning               825,471     825,471     5.5%         3.3%
P.O. Box 24010
Penticton, BC
Canada V2A 8L9

Lourdes Martin              825,471     825,471     5.5%         3.3%
8912 Jubilee Ave.
Osoyoos, BC
V0H 1V2
---------------------
All Officers and
Directors as a Group     5,365,567    5,365,567    35.7%       21.4%

Future Sales by Existing Stockholders
-------------------------------------
A total of 15,000,000 shares have been issued to the existing stockholders, 5,365,567 of which are held by one of our officers and directors and are, therefore, restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

                      DESCRIPTION OF SECURITIES
                      =========================
Common  Stock
-------------
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative  Voting
----------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 60% of our outstanding common stock.

Cash  Dividends
---------------
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                 16

                           INDEMNIFICATION
                           ===============

Pursuant to certain provisions in our Articles of Incorporation and By-Laws we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                    DESCRIPTION OF OUR BUSINESS
                    ---------------------------
General Information
-------------------
Rotoblock Corporation was incorporated in the State of Nevada on March 22, 2004. We were formed to engage in the development and licensing of an Oscillating Piston Engine (OPE) and are currently in the development stage. Since we are in the early stages of our business development and are relying solely on the monies raised in this offering to continue our research and development, there is no guarantee we will be successful in completing this offering or completing our proposed business plans. In the event we are unsuccessful in completing at least the offering, we will likely be required to raise additional monies, either through sales of our equity securities or through loans from financial institutions or third parties, prior to commencement of our business plans, of which there is no assurance we will be able to do.

We maintain our statutory registered agent's office in Carson City, Nevada and our business offices and testing laboratory in Vancouver, B.C., Canada.

Acquisition of Patented Rights and Technology
---------------------------------------------
On March 30, 2004, we acquired Rotoblock, Inc., a privately-held Canadian corporation (the "Subsidiary"), which holds an option entitling it to acquire all of the rights, title and interest in and to a patented technology and

                                  17

prototype engine in exchange for 15,000,000 shares of our restricted common stock, valued at $.002 per share. The terms of the option are as follows:

       For a consideration of US$108,000, which is due and payable on or before May 31, 2004, the inventor Dr. Monti Farrell is granting us an option to acquire the patent rights for US$1,000,000 within 18 months or for $1,500,000 within 36 months after payment of said US$108,000.

We acquired 100% of the issued and outstanding shares of Rotoblock Inc. by issuing 15,000,000 common shares. Since the transaction resulted in the former shareholders of Rotoblock Inc. owning the majority of the issued shares of Rotoblock Corporation, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Rotoblock Inc. of the net assets and liabilities of Rotoblock Corporation. Under this purchase method of accounting, the results of operations of Rotoblock Corporation are included in these consolidated financial statements from March 30, 2004.

Rotoblock Corporation had a net asset deficiency at the acquisition date, therefore, the 15,000,000 common shares issued on acquisition were issued at a fair value of $Nil with the net asset deficiency of $138 charged to deficit. Rotoblock Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

All of our operations relating to the development and marketing of the OPE technology will be conducted by the Subsidiary. We are currently in the process of improving on the technology to make the engine more efficient, economical and environmentally friendly in an effort to make it attractive to engine manufacturers to either acquire the technology or negotiate license agreements to use the technology. We have made several changes to the prototype and intend to continue our research, development and testing efforts until we are certain we have completed the best, most efficient model for sale and licensing.

The Oscillating Piston Engine Technology (OPE)
----------------------------------------------
The OPE patented internal combustion engine is a radical departure from conventional reciprocating engine technology. Unlike that of the standard internal combustion engine, the current oscillating piston design incorporates four pairs of pistons. Each of these eight pistons is alternately attached, through two oppositely rotating adjacent discs, to two coaxial drive shafts extending from the center of one face of the cylinder block. Each piston is attached to a single disc such that four non-adjacent pistons are rigidly affixed to the upper disc and the remaining four to the lower. Each concentric shaft is attached, respectively, to the connecting discs. The discs, in turn, couple the motion of the oscillating pistons to a single crankshaft, via a dual scotch yoke mechanism. Each piston is a segmented toroidal section traveling within the closed toroidal chamber of the cylinder block.
The round cylinder block containing the pistons, connecting discs and coaxial output shafts is free to continuously rotate in a counter clockwise direction. It is caused to revolve ninety degrees for every complete revolution of the rotating crankshaft. This action is accomplished by a four-to-one ratio gear reduction mechanism which couples the two components together.

Rotation of the cylinder block causes a pair of intake and exhaust ports, as well as two diametrically positioned spark plugs, to regularly appear in the intervening spaces formed between the faces of the pistons as they oscillate backwards and forwards between the limits of allowed travel within the toroidal cylinder. When in operation, the diametrically opposed

                                   18

inlet ports in the cylinder block are supplied with a combustible fuel/air mixture through an attached intake manifold, such that the separating opposing piston pairs each draws in a fresh charge mixture as the rotating cylinder block passes through the first of four combustion cycles.

The second cycle begins as the same piston pairs reach their limits of travel, reverse direction and proceed to compress the charge mixture captured between their faces. Compression continues until the approaching piston faces reach their closest point at the end of their range of travel.

The third cycle starts with the appearance of the spark plugs in the intervening space between the moving pistons just at the point in the cycle when they make their closest approach to each other. At this juncture, timed firing of the spark plugs ignites the compressed charge mixture confined between the faces of each of the two piston pairs. The exploding fuel/air mixture is rapidly heated and expands, thereby forcing the opposing piston pair faces apart and, by so doing, produces the power cycle. The force applied to the separating pistons by the expanding gas is coupled, through the two connecting discs, to the scotch yokes, which, in turn cause the continuous rotation of the crankshaft and output shaft.

As the cylinder block continues to rotate, the fourth cycle begins. Next, exhaust ports appear between the piston pairs coincident with their change of direction at the end of the power stroke. The approaching piston faces now expel the burnt exhaust gases through the exhaust ports. This brings to a close the final cycle of the four cycle sequence.

The endless repetition of these four combustion cycles produces sixteen power strokes for each revolution of the cylinder block. Momentum stored in the inertial mass of the rotating cylinder block substitutes for the action of the flywheel found in conventional reciprocating engine designs. This feature adds to the simplicity of the oscillating piston engine, while simultaneously, permitting extremely smooth, vibration free operation.

Simplicity of Design, Assembly and Repair
-----------------------------------------
The OPE engine is comprised of four major mechanical sub-assemblies. Each sub-assembly can be easily removed from the engine, allowing for rapid factory assembly and easy replacement or field servicing. This feature permits the engine to be totally field maintainable, to the degree that a major overhaul can be completed by a qualified mechanic using only conventional hand tools in just a few hours. Simplicity of design will significantly reduce the cost of manufacturing due to a reduced parts count as compared with that of conventional reciprocating engines. In addition, the elimination of valve train and liquid cooling system components in the oscillating piston engine design dramatically lessens its complexity, adding further to the reduction in cost as well to overall engine efficiency.

Departure from conventional engine design, resulting in fewer moving parts, has allowed us to produce an engine with greatly reduced frictional losses thereby leading to increased reliability, improved performance and longer engine life. As is typical with mechanical systems, simplicity is the key to a successful design. In keeping with this philosophy, the OPE engine uses standardized components, common to the industry, wherever possible.

The most advanced fuel induction, ignition, lubrication and engine monitoring systems available augment the new and revolutionary oscillating piston design to produce nothing less than a true breakthrough in internal combustion engine technology.
                                     19

Versatility of Use
------------------
The OPE engine has been specifically designed to maximize versatility of use. The engine's extreme horsepower to weight ratio, low manufacturing cost, high reliability and high efficiency lends it to a wide variety of both industrial and consumer applications. The advantage of having high power-to-weight ratio and air-cooled design fits perfectly with the specialized requirements of many recreational vehicles and portable power tools. In addition, we will eventually adapt the OPE technology to the marine out-board motor industry which should create a new large marketing potential.

Another interesting feature of OPE's unique design is its ability to be easily scaled to produce engines ranging from just a few to several thousand horsepower. We feel that OPE's moderate and high horsepower stationary engine design will be of particular interest to the industrial sector. Here, engines in the range of several hundred to several thousand horsepower are employed to power electric generators, pumps and compressors, as well as a wide variety of other industrial and agricultural types of machinery. In applications such as these, it is OPE's high reliability, ease of serviceability and short mean-time-to-repair that makes its design an ideal choice.

Environmental Impact
--------------------
The OPE design is totally valve-less. As such, there are no moving intake or exhaust valves to limit combustion temperature, as with typical internal combustion engines. This allows the engine to be operated with a leaner fuel/ air mixture and a consequent higher combustion temperature. This results in greatly increased Carnot cycle efficiency for this engine, when being used with gasoline or similar hydrocarbon fuels. Leaner mixture and higher combustion temperature promotes more complete oxidation of the burning fuel, thereby reducing carbon monoxide emission while increasing efficiency and reducing fuel consumption for a given equivalent power output.

Since the OPE engine is comfortable operating at elevated temperatures, it is ideally suited to be adapted for use with hydrogen and other forms of non-polluting fuels. We are planning an extensive research effort to identify how best to adapt and equip the oscillating piston engine for use with this rapidly evolving family of new environmentally friendly fuel products.

Competitive Advantages
----------------------
The Oscillating Piston Engine has many substantial advantages over conventional reciprocating engine designs. The most significant of these is its extraordinary power to weight ratio. While it remains to be proven in independent laboratory tests, it is expected that the OPE design will be capable of producing engines with better than a two-to-one horsepower to weight ratio. Other notable desirable attributes of this design is it's low manufacturing cost (only 4 moving parts to assemble), high reliability and high efficiency.

Research, Development and Testing Since Acquisition
---------------------------------------------------
With the help of Dr. Farrell, a shareholder, advisor and the inventor of the technology, we have continued to further research, test and develop the technology. Dr. Monti Farrell, the inventor, has conducted a number of test runs with the engine. Eventually, it experienced a critical mechanical failure and was disassembled to investigate the cause of the problem. Failure analyses showed metal fatigue to be the cause of the critical component having failed. It was subsequently determined that choice of materials specified in the original design was ultimately the cause of the failure. A replacement component was re-specified and fabricated from a more suitable material.

While the engine was dissembled, it was determined that other improvements were warranted. New piston rings were installed and additional instrumentation was fitted to the engine. A new, timed, capacitive discharge ignition system was designed and built to replace the original design.

Implementation of Business Plan/Milestones
------------------------------------------
Upon completion of this offering, we intend to implement our business plans in the following manner:

Phase 1 (Approximately 12 months Long) -
---------------------------------------
Following a thorough evaluation of the original engine, we decided to proceed expeditiously with the design and construction of a second-generation prototype. The purpose of this second generation prototype is to provide a thoroughly instrumented test-bed engine, which will allow Rotoblock engineers to collect the necessary data on which to base the final third-generation design. It will subsequently be this, optimized, third-generation engine that will be sent to an internationally recognized testing laboratory for testing and evaluation.

In Phase 1 of the development program, a second-generation prototype, modeled principally on the original engine design, will be designed and built. This prototype will be fitted with a comprehensive array of sensors and connected to a computerized data acquisition system. An extensive series of experiments will then be undertaken to gather data on important engine operating parameters. Data collected from these experiments will form the basis of the optimized third-generation design.

During this phase, the focus of activity will be on gathering data relating to the engine's operation, as well as on compiling the background information necessary to form the basis of an improved third-generation engine design. Additionally, during this time, we will conduct a market review, in order that a more complete requirements definition may be generated, describing a product best fitting the needs of the global market. This review will also provide vital information leading to the generation of increasingly reliable estimates of market size, market strategy and estimates of future profitability.

Coincidental with the technical program noted above, we will be adding to our corporate infrastructure. Additional staffing, financial and strategic planning, as well as other activities necessary for the advancement of the corporation in preparation of the implementation of Phase 2 of our plans.

Phase 2 (Approximately 2 years)
------------------------------
In Phase 2, the company's principal focus of activity will shift to the design, construction and testing of a third-generation engine. As a starting point, the analysis results and test data accumulated from Phase 1, together with the design specifications of the original prototype engine will be correlated with the requirements of the functional specification for the third-generation engine. These activities will culminate in the writing of a Design Specification for the third-generation engine.

Only the latest research techniques, engineering practices, design tools and documentation procedures will be employed in designing the third-generation engine. Interactive 3-D computer aided design tools, together with an array of sophisticated mathematic modeling programs will insure reliable proven design. This will be accomplished before the first piece of metal for the new prototype is cut. Every component of the new engine will be modeled in 3-D and become part of a dynamic simulation of the engine, before final critical design decisions are made, powerful stress and wear analyses routines will be run, as part of the simulation, in order that premature component failures are avoided and reliability of the engine is insured. Only after the third-generation design specification has addressed all criteria set out in the functional specification, will it be signed of, as being ready to be manufactured and marketing to the public.

All fabricated parts for the third-generation engine will be manufactured by out-of-house, contracted manufacturers, using state-of-the-art computer controlled machine tools. CNC data files, together with computer generated drawings for each component to be fabricated, will be given to the machining center responsible for component manufacturing. This process not only assures the delivery of accurately toleranced parts, but also assures complete similarity, in the event additional identical parts are required in the future.

A great deal of attention will be focused on the selection of components and materials for this design. In addition to the extensive use of exotic metal alloys, advanced plasma enhanced chemical vapor deposition techniques will be used in the surface treatment of critical engine components. Wherever possible and when available, standard components meeting the required specifications will be used in the design, thereby reducing manufacturing costs as well as speeding up component delivery and engine construction.

Following the fabrication and delivery of all necessary components, the third-generation prototype engine will be assembled. This process will be carefully documented for future reference. Once engine assembly is completed, the unit will be mounted on an engine test-stand and appropriately instrumented. This will be followed by an extensive series of tests to be performed on the new engine in our laboratory. These tests will provide numerous data, regarding every aspect of engine operation, reliability and performance.

After analyzing the results of testing performed on the third-generation engine, a design review will be held to determine what, if any, changes or modifications are necessary to be made in the design. Recommended engineering changes, coming as a result of the design review, will then be incorporated as revisions to the engine design and the prototype modified accordingly. The engine will again undergo a further sequence of testing to verify performance of the modifications.

Immediately following this sequence of tests, experiments will be conducted on the new engine using alternate fuel combinations. It is anticipated that the new, revised engine design technology will give outstanding performance when fueled with hydrogen. The basis of this expectation has its origin in combustion theory, together with observations made during early testing of the original prototype. While it is still too early to predict with certainty the widespread introduction of hydrogen as a fuel, if, in the future, this should become a reality, our oscillating piston engine design will be ideally suited to take advantage of this eventuality.

A second design review will be conducted to evaluate results obtained from the previous engine tests and fuel experiments. Conclusions drawn from this review may suggest further changes and revisions to the design specification. Following completion of final modifications to the prototype, and after our engineers are satisfied with the in-house test results, the revised version of the design pecification will again be frozen. At this time, sufficient components will be ordered for the construction of two additional engines.

The completed third-generation prototype engine will next be cleaned up and tuned, following which, it will be prepared for shipment to an outside laboratory where it will undergo a predetermined series of tests. The tests performed by this independent, nationally recognized testing laboratory are specifically intended to characterize engine performance, environmental impact and fuel efficiency. Documented test results from these independent tests will be used to support marketing efforts for our new and enhanced engine design.

Once the engines have been returned to us after undergoing independent testing, and the final independent test report is in hand, marketing efforts will significantly ramp up. At this point, our activities will shift toward securing licensing agreements with various engine manufacturers for the use of our patented engine designs. Development work will still continue, but will be more focused on engineering support and marketing, as well as on customer driven, application specific, new engine designs.

Patents and Trademarks
----------------------
On March 30, 2004, we acquired Rotoblock, Inc., a privately-held Canadian corporation (the "Subsidiary"), which holds an option entitling it to acquire all of the rights, title and interest in and to the following patents:

Name of Patent                   Patent #    Issue Date       Expiration Date
-----------------------------------------------------------------------------
Oscillating Piston Engine        5,222,463   June 29, 1993    June 28, 2010

Oscillating Piston Engine
for Driving a Ducted Fan         5,303,546   April 19, 1994   April 18, 2011

Oscillating Piston Engine
for an Electrical Charging
System for Electrically
Powered Vehicles                 5,323,737   June 28, 1994    June 27, 2011

Oscillating Piston Engine
for Pumping System               5,324,176   June 28, 1994    June 27, 2011

Oscillating Piston Engine
for Helicopters                  5,467,744   Nov. 21, 1995    Nov. 20, 1012

Competition
-----------
The industry in which we operate is intensely competitive with respect to new and evolving technologies on a continuous basis. In addition, there are many well-established competitors with substantially greater financial and other resources, including but not limited to established businesses with loyal customers. We will rely heavily on our new and developing engine technology toacquire a competitive edge. We have determined that some of our largest competitors will be Honda, Briggs & Stratton, Tecumseh, Kawasaki, Kohler and Stihl, the major producers of general purpose engines. The names of these competitors are very well known and their products are so established and trusted, they practically sell themselves. Because of our two-to-one weight ratio and intensive battle for market share among these companies, we will be contacting these manufacturers in hopes they will want to include our OPE technology in their product lines.

Marketing  of Technology and/or Rights
--------------------------------------
Our marketing efforts will be focused on selling manufacturing licenses or rights to use the technology. Sale of the technology rights would be preferred, as the administration and enforcement of licensing agreements can be very complex and costly. Without an in-depth survey among engine manufacturers to determine the level of interest, it is difficult to project potential up-front license and/or royalty fees, let alone project how much a third party buyer would be willing to pay for the OPE technology or for the technology rights. As a result, we have not yet established a price for the licensing or sale of our technology and do not intend to do so until our prototype models are completed and available for demonstration and marketing.

There also exists the possibility we could enter into a joint venture with an existing, established small engine manufacturer, whereby our Management team would work closely with the joint venture partner in a research capacity, perfecting and expanding the technology to meet the partner's specific needs, such as exploring the possibility of running it on alternate fuels, especially hydrogen, if requested. In such an instance, we would expect the joint venture partner to be responsible for all research and development costs associated with expanding the technology to meet their specific requirements.

The combustion engines we see today have experienced 100+ years of relentless development. Manufacturers have aimed to make engines more efficient, more durable, and in some cases lighter. Also, recently, great efforts are being made in reducing environmentally damaging emissions.

The Oscillating Piston Engine (OPE) in its advanced design will not only weigh just a fraction of a high performance, conventional combustion engine, but will also run more efficiently and cleaner.

From a marketing standpoint, we believe there is a very high demand for an engine that weighs less and consists of fewer moving parts. Fewer moving parts means decreased susceptibility to failure, reduced production costs and lower maintenance requirements. Lower weight means increased mobility and wider uses for portable applications. Needless to say this engine is a dream-come-true for small aircraft designers.

We consider it important that a new engine concept be introduced in a low-key manner and in applications that are not mission-critical in order to build a reputation of reliability over time. We intend to pursue a marketing strategy that primarily targets manufacturers of general Purpose Engines and secondarily, manufacturers of engines used in recreational vehicles, such as outboard motors and other weight critical uses. A review of the general purpose engine market is presently underway. To date it has been determined that several large companies, such as Honda, Briggs & Stratton, Tecumseh, Kawasaki, Kohler and Stihl, dominate the industry. As an example, Honda, one of the largest manufacturers reported that their Power Product Sales increased 16.8% to 4,584,000 units between May 2002 and May 2003 with US$ 3.5 Billion in sales. Extrapolation of available market data indicates that Honda has an approximate world market share of approximately 20%. This data was compiled from the financial reports found in the Corporate Annual Reports for the years 2002 & 2003 of these companies. Initially, we intend to focus our marketing efforts on these 6 largest manufactures of general purpose engines. The manufacturers produce engines for a large variety of applications, including portable chain saws, weeding machines, portable turbo generators, portable crushers, portable arc welders and generators, snow blowers, lawn mowers and air and gas compressors, among others.

These top players have been in the market for a long time, their names are very well known and their products practically sell themselves and are trusted.
                                    24

Because of the two-to-one weight ratio and the intensive battle for market share, we are hopeful that we will be successful in convincing one or more of these and other not so well known small engine manufacturers to include our OPE technology in its product offerings.

Articles in appropriate trade journals, prominent newspapers and direct marketing campaigns will be used to promote the unique OPE technology. We will also sent out special invitations, solicit inquiries and encourage visits to our laboratory and testing facilities for the purpose of demonstrating the engine and its technology to potential customers. This will be our real opportunity to showcase the engine and its unique technology, prove its capabilities, educate the potential buyer/licensee and establish essential relationships.

The initial marketing program does not include the marine market; however the OPE's unique two-to-one weight ratio makes the engine a natural choice for outboard motors. One our prototypes are completed and available for demonstration and sale of the final technology, we intend to further research this marketing aspect, as well as other small engine applications used in the recreational and other markets, such as snowmobiles, small water craft such as Seadoos and all-terrain vehicles.

An air cooled, low weight-to-power ratio engine fits in such a large area of applications, that an engine manufacturer would be able to easily afford to pay a substantial price for a manufacturing license or the rights to the patents. The number of combustion engines produced annually worldwide are in the tens of millions. There are extremely few application where the OPE technology would not have a number of advantages over a conventional engine. For that reason, we are assuming the OPE will eventually be produced in large numbers yielding above average returns to manufacturers. It is expected that manufacturers when perceiving the enormous market potential will be prepared to pay for a license or the technology in a sum proportionate to potential gains.

Dr. Felix Wankel, the inventor of the rotary piston engine sold his research institute in Germany in 1986 to Daimler Benz for DM100,000,000 (Cdn$60,000,000). Over the years license fees in the 100s of million of dollars were paid by various manufacturers who attempted to make the rotary piston a viable alternative for the outmoded reciprocating piston engine.

Government and Industry Regulation
----------------------------------
Our testing and development processes may be subject to licensing and regulation by local environmental, health, sanitation, safety, fire and other authorities. Difficulties in obtaining or failure to obtain required licenses and approvals will result in delays in the development of our final prototypes in each phase. We are in the process of applying for all necessary licenses and/or permits, as well as complying with all relevant regulations applicable to implementation of our business plans.

Employees and Employment  Agreements
-------------------------------------
At present, we have two employees, who consist of our officers and directors. In addition, Dr. Monti Farrell, Inventor of the technology and a Technical Advisor, devotes consulting services on an as-needed basis. None of these officers, directors or advisors presently have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any officers, directors or key employees.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          =========================================================
The following presents management's discussion and analysis of our financial condition and results of operations and should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in the forward-looking statements as a result of various factors, including those discussed in "Risk Factors" section of this prospectus.

Critical Accounting Policies
----------------------------
Management's discussion and analysis of our financial condition and results of operations are based on the consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of such financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, management will evaluate its estimates and will base its estimates on historical experience, as well as on various other assumptions in light of the circumstances surrounding the estimate, and the results will form the basis in making judgments about the carrying values of our assets and liabilities that are not readily apparent from other sources. It should be noted, however, that actual results could differ from the amount derived from management's estimates under different assumptions or conditions.

Our primary business activities and strategies will be conducted through our wholly-owned subsidiary, Rotoblock, Inc., a Canadian corporation.

We have identified below certain accounting policies which we apply in the preparation of our financial statements. We believe that the policies discussed below are those most critical to our business operations. These policies form the basis of our discussion throughout this section and affect our reported and expected financial results.

CONSOLIDATION: Our financial statements include the accounts of Rotoblock Corporation, the Nevada corporation, and its wholly-owned Canadian Subsidiary, Rotoblock, Inc.

CASH AND CASH EQUIVALENTS: We consider all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

USE OF ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management tomake estimates and assumptions. These estimates and assumptions affect
(i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities at the date of the financial statements and
(iii) the reported amounts of revenues and expenses during the periods covered by our financial statements. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT: Property and equipment is recorded at cost, net of accumulated depreciation. Improvements are capitalized and maintenance, repairs and minor replacements are expensed as incurred. Depreciation is determined using the straight line method over the estimated lives of the assets as follows: Equipment - 5 years. We expect to expend approximately $53,000 in equipment expense during the next twelve months.

INCOME TAXES: We have adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109), which requires the use of an asset and liability approach for financial accounting and reporting of income taxes.

If it is more likely than not that some portion of or all of a deferred tax asset will not be realized, a valuation allowance will be recognized.

As we have not yet generated any revenues or operated at a profit, no tax benefit has been reflected in the statement of operations in the consolidated financial statements included as a part of this prospectus.

RESEARCH AND DEVELOPMENT: Total research and development costs will include labor for employees and contractors, rent, professional services, materials, lab equipment and disposals. These costs will be expensed in the Statement of Operations, which forms part of our consolidated financial statements included as a part of this prospectus.

FAIR VALUE OF FINANCIAL INSTRUMENTS: Our financial instruments consist of cash, goods and services tax recoverable, prepaid expenses and deposits, accounts payable, advances payable and loans payable. Unless otherwise noted, it is our opinion that we are not exposed to significant interest or credit risks arising from these financial instruments. The carrying amounts of items reflected in current assets and current liabilities approximate their fair value, unless otherwise noted.

NET LOSS PER COMMON SHARE: Basic net loss per share was determined by dividing net loss by the weighted average number of common shares outstanding for the period reported in the consolidated financial statements included as a part of this prospectus. The effect of common stock equivalents is not considered as it would be anti-dilutive.

Results of Operations
---------------------
Currently, we are in the development stage, have not yet conducted any significant business operations or produced any revenues, and have incurred a net loss since inception of $108,851. In order for us to commence operations, we must initially raise capital though this offering. The timing of the completion of the following milestones needed to commence operations and generate revenue is wholly dependent on the success of this offering.

The following table provides selected financial data about our company for the period from March 22, 2004, the date of incorporation, through April 30, 2004. For detailed financial information, see the audited Financial Statements included in this prospectus.

Data:.                      4/30/04
------------------         ---------
Cash . . . . . . . .       $ 90,846
Total assets . . . .       $103,257
Total liabilities. .       $184,843
Shareholders' equity       $(71,835)

On March 30, 2004, we entered into a Loan Agreement with Mint
International Limited, an unrelated third party (hereafter "Mint"), whereby Mint agreed to advance us a bridge loan of up to $500,000 to fund our business operations until such time as we complete this offering. To date, we have drawn a total of $150,000 from the bridge loan. We have expended approximately $60,000 of this amount in our research, development and testing efforts and expect to repay all advances out of the proceeds of this offering.

Other than the securities offered by this prospectus no other source of capital has been identified or sought.

Liquidity and Capital Resources
-------------------------------
We expect our current cash in the bank, plus the proceeds we are able to draw from our $500,000 bridge loan to be sufficient to implement our business operations and to sustain them for the next twelve months. If we cannot raise the proceeds in this offering, we believe we may need to raise additional funds to continue our business until positive cash flow is achieved from operations. However, to date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so at this time.

Proposed Milestones to Implement Business Operations
----------------------------------------------------
Phase I:
-------
The resource requirements for Phase 1. will be met upon completion of this offering. The current team completing the modifications to the prototype have the necessary know-how to meet our planned objectives for this phase and complete the initial prototype. We estimate our costs to complete Phase 1 requirements outlined in the Description of Our Business section, will be approximately $500,000. We intend to spend the majority of the $500,000 on research and development activities during Phase 1.

We intend to spend approximately $53,000 in capital equipment required to complete our Phase 1 activities. This equipment will consist of computers,software tools, engineering and testing equipment.

Phase 2:
--------
It is anticipated that the planning and the start-up of the design phase of the second generation OPE will be conducted at the present location at 1715 Cook Street; however, as personnel and equipment are acquired, that facility will become too small. At that time, we will endeavor to find additional space in the same building to keep expansion cost to a minimum; however, if ample space isn't available when we need to expand, we will have to move to a new location. Please see the description of Phase 2 activities in our Description of Our Business section, beginning on page 17, for complete details.

We will be required to hire or contract a combustion engine engineer with experience in computer aided engine modeling once we enter the 2nd generation OPE design phase. The funding required for Phase 2 is budgeted at $2,500,000, which we intend to raise from exercise of the Stock Purchase Warrants underlying the common stock Units being sold in this offering. There is no guarantee that any or all of the Purchase Warrants will be exercised, which means we may have to seek alternate financing means to implement our Phase
2 plans.

Additionally, if the net proceeds received from this offering are not enough to accomplish the above phases, we will be forced to seek alternate sources of capital through an additional offering, bank borrowing or by soliciting capital contributions from our existing shareholders. No commitments to provide additional funds have been made by management or current shareholders. There is no assurance that additional funding will be made available to us on terms that will be acceptable, or at all, if and when needed.

We intend to spend approximately $2,000,000 on research and development activities during Phase 2.

We intend to spend approximately $100,000on capital equipment required to complete our Phase 2 activities. This equipment will consist of additional computers, software, tools, engineering and test equipment and instruments.

                        DESCRIPTION OF PROPERTY
                        =======================
We do not currently own any real estate properties. We have entered into a lease agreement with Brookpark Properties, Ltd., an unrelated third party, for a 1600 square foot office/laboratory space in Vancouver, B.C., Canada, for a period for a monthly rental fee of $1,580 US. The lease term is for a period of one year, commencing on May 1, 2004, with an option to renew for an additional one year term with a 5% increase in the current monthly rental rate. The laboratory facility is equipped with sophisticated, state-of-the-art scientific instruments, machines, hand tools and materials, as well as CAD and other office equipment required to conduct our research and development activities. The replacement value of this equipment is estimated at approximately $2,000,000, which lends great credibility to our company when viewed by a proposed investor or potential manufacturer or licensee.

Upon payment of $108,000 to Dr. Monti Farrell, we will acquire the exclusive rights to manufacture and market all products covered by five U.S. patents for a period of 18 months, with an option to extend the acquisition rights for a further 18 months, or purchase them outright for the sum of $1,000,000 US within the first 18-month option or $1,500,000 US within the second 18-months. Please see the Patent and Trademark subsection in the Description of Our Business section, beginning on page 17, for details regarding the patents.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ==============================================
Dr. Monti Farrell, the inventor of the OPE technology and a minority shareholder of our company, will be providing advisory services to us on an as-needed basis. Mr. Farrell will be compensated as a consultant for any services he provides at the rate of $250/day. We do not currently have any conflicts of interest by or among our current officers, directors, key employees or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees. We intend to have each employee enter into an employment agreement which will disclose our employment policies, including a conflict of interest policy.


          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          ========================================================
No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;


- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

    - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

   -     the bid and offer quotations for the penny stock;
   - the compensation of the broker-dealer and its salesperson in the transaction;
   - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
   - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports
-------
We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock  Transfer  Agent
----------------------
The stock transfer agent for our securities is Holladay Stock Transfer.


                         EXPERTS AND LEGAL COUNSEL
                         =========================

Our consolidated financial statement for the period from inception to April 30, 2004, included in this prospectus have been audited by Morgan & Co., Chartered Accountants, 700-1488 West Georgia Street, Vancouver, B.C., Canada. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The law offices of Robert C. Weaver, Jr., Esq., of San Diego, California has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.


                         AVAILABLE  INFORMATION
                         ======================

We have filed this registration statement on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.
Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                           FINANCIAL  STATEMENTS
                           =====================

Our fiscal year end is April 30. We intend to provide audited financial statements to our stockholders on an annual basis, prepared by an Independent Certified Public Accountant, in our annual reports. Our audited financial statement for the period from inception to April 30, 2004, immediately follow.

                       ROTOBLOCK CORPORATION
                    (A Development Stage Company)


                 CONSOLIDATED FINANCIAL STATEMENTS


                           APRIL 30, 2004
                      (Stated in U.S. Dollars)

                 Morgan & Company Chartered Accountants
                      P.O. Box 10007 Pacific Centre
                     Suite 1488 - 700 West Georgia St.
                       Vancouver BC Canada V7Y 1A1
                          Tel:  604-687-5841

                           AUDITORS' REPORT

To the Directors
Rotoblock Corporation
(A development stage company)

We have audited the consolidated balance sheet of Rotoblock Corporation (a development stage company) as at April 30, 2004 and the consolidated statements of loss, cash flows, and stockholders' deficiency for the period from commencement of operations, September 2, 2003, to April 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2004 and the results of its operations and cash flows for the period from commencement of operations, September 2, 2003, to April 30, 2004 in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the consolidated financial statements, the Company has incurred a net loss of $108,581 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
May 14, 2004
/s/ Morgan & Company
Chartered Accountants


                    ROTOBLOCK CORPORATION
                (A Development Stage Company)
                 CONSOLIDATED BALANCE SHEET
                       APRIL 30, 2004
                 (Stated in U.S. Dollars)

ASSETS
------
Current
-------
Cash                                       $   90,846
Goods and Services Tax recoverable              2,899
Prepaid expenses and deposits                   9,512
                                           ----------
                                              103,257
Property And Equipment                          9,751
                                           ----------
                                           $  113,008
                                           ==========
LIABILITIES
-----------
Current
-------
Accounts payable                           $   33,871
Advances payable                                  972
Loan payable (Note 5)                         150,000
                                           ----------
                                              184,843
                                           ----------
SHAREHOLDERS' DEFICIENCY
------------------------
Share Capital
-------------
Authorized:
    75,000,000 common shares with a
    par value of $0.001 per share
Issued:
    15,000,000 common shares                  15,000
Additional paid-in capital                    23,664
Cumulative Translation Adjustment             (1,918)
Deficit Accumulated During The
   Development Stage                        (108,581)
                                          ----------
                                             (71,835)
                                          ----------
                                          $  113,008
                                          ==========

               See accompanying notes

                   ROTOBLOCK CORPORATION
               (A Development Stage Company)
              CONSOLIDATED STATEMENT OF LOSS
  PERIOD FROM COMMENCEMENT OF OPERATIONS, SEPTEMBER 2, 2003,
                    TO APRIL 30, 2004
                (Stated in U.S. Dollars)

Expenses
--------
Rent                                      $   12,454
Professional fees                              8,615
Office and sundry                              3,021
Research and development expenses             78,874
Travel and entertainment                       5,479
                                          ----------
Loss For The Period                       $ (108,443)
                                          ==========

Basic And Diluted Loss Per Share          $    (0.01)
                                          ----------
Basic And Diluted Weighted Average
Number Of Shares Outstanding              15,000,000
                                          ----------
Comprehensive Loss
------------------
Loss for the period                       $ (108,443)
Foreign currency translation adjustment       (1,918)
                                          ----------
Total Comprehensive Loss                  $ (110,361)
                                          ==========
Comprehensive Loss Per Share              $    (0.01)
                                          ==========





                See accompanying notes

                     ROTOBLOCK CORPORATION
                 (A Development Stage Company)
             CONSOLIDATED STATEMENT OF CASH FLOWS
     PERIOD FROM COMMENCEMENT OF OPERATIONS, SEPTEMBER 2, 2003,
                      TO APRIL 30, 2004
                   (Stated in U.S. Dollars)


Operating Activities
--------------------
Loss for the period                      $  (108,443)

Adjustments To Reconcile Net Loss To
Net Cash Used By Operating Activities
-------------------------------------
Goods and Services Tax recoverable            (2,899)
Prepaid expenses and deposits                 (9,512)
Accounts payable                              33,871
                                         -----------
                                             (86,983)
                                         -----------
Investing Activities
--------------------
Purchase of property and equipment            (9,751)
Net assets deficiency of legal parent
acquired in reverse take-over                   (138)
                                         -----------
                                              (9,889)
                                         -----------
Financing Activities
--------------------
Issue of share capital                        38,674
Advances payable                                 972
Loan payable                                 150,000
                                         -----------
                                             189,646
                                         -----------
Foreign Exchange Effect On Cash               (1,928)
                                         -----------
Increase In Cash And Cash,
End Of Period                            $    90,846
                                         ===========










               See accompanying notes

                      ROTOBLOCK CORPORATION
                  (A Development Stage Company)
        CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                          APRIL 30, 2004
                    (Stated in U.S. Dollars)

                   COMMON STOCK                       DEFICIT
               -------------------------              ACCUMULATED
               NUMBER OF      ADDITIONAL  CUMULATIVE  DURING THE
               COMMON   PAR   PAID-IN     TRANSLATION DEVELOPMENT
               SHARES   VALUE CAPITAL     ADJUSTMENT  STAGE         TOTAL
               ----------------------------------------------------------
Shares issued
for cash     7,000,000 $  -   $     534    $    -     $    -      $     534

Shares issued
for cash       200,000    -      38,130         -          -         38,130

Adjustment to number of
shares issued and
outstanding as a result
of the acquisition
of Rotoblock
Inc.        (7,200,000)   -           -        -         -               -

Shares issued in
connection with the
acquisition of
Rotoblock
Inc.        15,000,000  15,000  (15,000)        -         -               -

Net assets deficiency of
legal parent at date of
reverse take-over
transaction         -     -           -         -         (138)       (138)

Foreign exchange
translation
adjustment          -     -           -      (1,918)       -         (1,918)

Loss for the
period              -     -           -         -      (108,443)   (108,443)
           ------------------------------------------------------------------
Balance,
April 30,
2004       15,000,000  $15,000  $ 23,664    $(1,918)  $(108,581)  $ (71,835)
           ==================================================================

                          See accompanying notes

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)

1. OPERATIONS

Organization
------------
Rotoblock Corporation was incorporated in the State of Nevada, U.S.A., on March 22, 2004. Rotoblock Inc., the Company's wholly-owned Canadian subsidiary, was incorporated under the Canada Business Corporations Act on September 2, 2003.

Development Stage Activities
----------------------------
The Company has entered into an option agreement to acquire the rights to develop and market a new type of patented oscillating piston engine.

The Company is in the development stage, therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieve a level of sales adequate to support its cost structure.

Going Concern
-------------
Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through common stock issuances in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. Management intends to seek additional capital through a public offering of up to 10,000,000 of its common stock at a price of $0.05 per share. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of its products under development. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SIGNIFICANT ACCOUNTING POLICIES
-------------------------------
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.
Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)


SIGNIFICANT ACCOUNTING POLICIES (Continued)
-------------------------------------------
The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)  Consolidation

These financial statements include the accounts of the Company, incorporated in Nevada, and its wholly owned Canadian subsidiary, Rotoblock Inc.

b)  Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

c)  Property and Equipment

Property and equipment has been recorded at cost, net of accumulated depreciation. Improvements are capitalized and maintenance, repairs and minor replacements are expensed as incurred.

Depreciation is determined using the straight-line method over the estimated lives of the assets as follows:

                         Equipment 5 years

d)  Financial Instruments

The Company's financial instruments consist of cash, Goods and Services Tax recoverable, prepaid expenses and deposits, accounts payable, advance payable and loan payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------
e)  Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128 - "Earnings Per Share". Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilative common stock outstanding during the period. As the Company generated net losses in each of the periods presented, the basic and diluted loss per share is the same as any exercise of options or warrants, as disclosed in Note 6, and would be anti-dilutive.

f)  Foreign Currency Translation

The Company's subsidiary's operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements of the subsidiary have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's subsidiary's financial statements are included as a separate component of shareholders' equity.

g)  Stock Based Compensation

The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock based compensation is accounted for using the fair value method in accordance with SFAS No. 123 - "Accounting for Stock Based Compensation".

h)  Comprehensive Loss

The Company has adopted SFAS No. 130 - "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and displaying comprehensive income (loss) and its components. The Company's comprehensive loss consists solely of net earnings and foreign currency translation adjustment for the period.

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------
j)  Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

k)  Impairment of Long-Lived Assets

The Company periodically evaluates potential impairments of its long-lived assets, including intangibles. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets.
If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.

Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.


3.  ACQUISITION OF SUBSIDIARY
---------------------------------
Effective March 30, 2004, Rotoblock Corporation acquired 100% of the issued and outstanding shares of Rotoblock Inc. by issuing 15,000,000 common shares. Since the transaction resulted in the former shareholders of Rotoblock Inc. owning the majority of the issued shares of Rotoblock Corporation, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Rotoblock Inc. of the net assets and liabilities of Rotoblock Corporation. Under this purchase method of accounting, the results of operations of Rotoblock Corporation are included in these consolidated financial statements from March 30, 2004.

Rotoblock Corporation had a net asset deficiency at the acquisition date, therefore, the 15,000,000 common shares issued on acquisition were issued at a fair value of $Nil with the net asset deficiency of $138 charged to deficit. Rotoblock Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)


3.  ACQUISITION OF SUBSIDIARY (Continued)
---------------------------------------------
The acquisition is summarized as follows:

Current Assets                   $     149,862
Current Liabilities                   (150,000)
                                 -------------
Net Asset Deficiency             $        (138)


4.  PATENTS
---------------
On September 15, 2003, the Company, through its subsidiary, entered into an option agreement to purchase certain patents known as "Oscillating Piston Engine". Under the terms of the option agreement, the Company is required to pay $100,000 in cash by May 31, 2004 plus interest at the rate of 24% per annum calculated from January 31, 2004, and $1,000,000 in cash 18 months after the first payment is made or $1,500,000 in cash 36 months after the first payment is made.

In addition, the Company agreed to contract the vendor of the patents for services to be provided at a rate of $250 per day for a minimum of 150 days within the first 36 months of operations.


5.  LOAN PAYABLE
--------------------
On March 30, 2004, the Company entered into a loan agreement for $500,000, of which $150,000 has been received as at April 30, 2004. The loan is secured by all the assets of the Company, bears no interest and is payable on demand.


6.  RELATED PARTY TRANSACTIONS
---------------------------------
During the period ended April 30, 2004, the Company paid $31,297 in consulting fees to a director of the Company.

At April 30, 2004, an amount of $29,600 included in accounts payable is due to a director for consulting fees and expenses paid on behalf of the Company.

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)


7.  INCOME TAX
------------------
A reconciliation of income tax expense to the amount computed at the statutory rate is as follows:

Loss for the period                $ (108,443)
Statutory tax rate                         35%
                                   ----------
Expected income tax provision      $  (37,955)
Effect of foreign tax rates            (2,841)
Unrecognized tax losses	               40,796
                                   ----------
                                   $      -
                                   ==========

Significant components of deferred income tax assets are as follows:

Operating loss                     $   40,796
Valuation allowance                   (40,796)
                                   ----------
                                   $     -
                                   ==========

The Company has $108,443 in Canadian losses carryforward, which will expire in 2012 if not utilized.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
           ------------------------------------------------

Item 24.   Indemnification of directors and officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

          Legal fees                 $  1,500
          Accounting                 $  3,000
          Registration fees          $    400
          Printing of Prospectus     $    100
                                     --------
TOTAL                                $  5,000

Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 30, 2004, 15,000,000 shares of our restricted common stock were issued to the shareholders of Rotoblock, Inc., a Canadian corporation, in exchange for all of their shares in Rotoblock, Inc., which became our wholly owned Subsidiary. The total value of all of the shares in the Canadian corporation was $38,664 or $.002 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to founders of the company, bear a restrictive legend and were issued to non-US residents.


Item 27.   Exhibits.
The following exhibits are filed as part of this Registration Statement:

          Exhibit
          Number         Description
          -------        -----------
           3.1           Articles of Incorporation
           3.2           Bylaws
           5.1           Opinion re: Legality
           23.1          Consent of Independent Auditors
           23.2          Consent of Counsel (See Exhibit 5.1)
           99.1          Lease Agreement
           99.2          Loan Agreement
           99.3          Draft Warrant Agreement

Item 28.   Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

       (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                  45



                    Interests of Named Experts and Counsel

The validity of the common stock offered hereby was passed upon for us by our independent legal counsel, Robert C. Weaver, Jr., Esq., 721 Devon Court,.San Diego, California 92109.

Our financial statements included in this prospectus have been audited by Morgan & Company, 700 West Georgia Street, Suite 1488, Vancouver, B.C., our independent certified public accountant, as stated in the auditors report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  SIGNATURES
                                  ----------
In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of British Columbia, Country of Canada.

June 6, 2004                     Rotoblock Corporation, Registrant

                                 By: /s/ Peter H. Scholl
                                 -----------------------------------------
                                 Peter H. Scholl, President and Chief
                                 Executive Officer


June 6, 2004                     By: /s/ Howard Gelfand
                                 -----------------------------------------
                                 Howard Gelfand, Secretary, Treasurer and
                                 Chief Financial Officer






















                                      46